UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 8-K/A

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) March 8, 2001

                 Joshua Tree Construction, Inc.
       (Exact name of Registrant as specified in charter)

       Nevada              2342-102          88-0432004
   (State or other     (Commission File   (I.R.S. Employer
   jurisdiction of         Number)        Identification)
   incorporation)

  7564 Ortega Spring Avenue, Las Vegas,  Nevada 89128
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: 702.242.1254


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The registrant has engaged Leland L. Williams, CPA as its principal accountant to replace its former principal accountant
G. Brad Beckstead, CPA, who submitted his resignation on March 8, 2001. There were no disagreements with the former accountant during  the  period  since the registrant's inception  (July  23,
1999) through September 30, 2000 and for any subsequent interim period preceding the date of change on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. There was no adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles except for the standard Going Concern paragraph normal for Development Stage Companies in any of the former accountant's audit reports. The registrant has not consulted G. Brad Beckstead, CPA, regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2). A copy of the resignation letter is attached hereto as Exhibit 16.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:     April 12, 2001

     Joshua Tree Construction, Inc.

     By: /s/David Rooker, President and CEO